As filed with the Securities and Exchange Commission on November 24, 2008

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-3

REGISTRATION STATEMENT

UNDER THE SECURITIES ACT OF 1933

FIRST FINANCIAL SERVICE CORPORATION

(Exact name of registrant as specified in its charter)

Kentucky	61-1168311
(State or other jurisdiction of Incorporation or organization)	(I.R.S. Employer Identification Number)

2323 Ring Road

Elizabethtown, Kentucky 42701-5006

(270) 765-2131

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Gregory Schreacke
President
First Financial Service Corporation
2323 Ring Road
Elizabethtown, Kentucky 42701-5006
Telephone: (270) 765-2131
(Name, address, including zip code, and
telephone number, including area code, of agent for service)

Copy to: Alan K. MacDonald Frost Brown Todd LLC 400 W. Market Street, 32nd Floor Louisville, Kentucky 40202-3363 Telephone: (502) 589-5400

APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: From time to time after the effective date of this Registration Statement.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.  ☒

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.  ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☒	Non-accelerated filer ☐	Smaller reporting company ☐
(Do not check if a smaller reporting company)

CALCULATION OF REGISTRATION FEE

Title of each class of securities to be registered	Amount to be registered (1)	Proposed maximum offering price per share (2)	Proposed maximum aggregate offering price (2)	Amount of registration fee
Common Stock, par value $1.00 per share	300,000 shares	$14.51	$4,353,000	$171.07
(1)

Represents the number of shares authorized to be issued under the Dividend Reinvestment and Stock Purchase Plan, as amended and restated effective October 15, 2008 (the “Plan”). This registration statement shall also cover such additional number of shares of Common Stock which may become issuable pursuant to the adjustment or anti-dilution provisions of the Plan.

(2)

Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(c) under the Securities Act of 1933, as amended, based on the average of the high and low prices for shares of the Registrant’s Common Stock as reported by the NASDAQ Stock Market on November 18, 2008.

PROSPECTUS

FIRST FINANCIAL SERVICE CORPORATION

DIVIDEND REINVESTMENT AND STOCK PURCHASE PLAN

300,000 Shares of Common Stock

The Dividend Reinvestment and Stock Purchase Plan of First Financial Service Corporation (“FFKY” or the “Corporation”) provides our shareholders with an attractive and convenient way to reinvest cash dividends in shares of our common stock and to buy additional shares of our common stock through voluntary cash payments.

This prospectus relates to 300,000 shares (the “Shares”) of FFKY common stock, par value $1.00 per share (“Common Stock”), to be issued to shareholders of the Corporation in accordance with the terms and conditions of the First Financial Service Corporation Dividend Reinvestment and Stock Purchase Plan, as amended and restated as of October 15, 2008 (the “Plan”).

The Plan allows you to:

•                  Reinvest all or part of your common stock cash dividends in shares of FFKY Common Stock

•                  Invest voluntary cash payments in shares of FFKY Common Stock

•                  Deposit shares of our stock in the Plan for safekeeping

•                  Sell the shares you hold in the Plan

Our Common Stock is listed on the NASDAQ Global Market under the symbol “FFKY.”  The last reported sale price of our Common Stock on the NASDAQ Stock Market on November 21, 2008, was $11.00 per share.

These securities are not savings or deposit accounts or other obligations of any bank, and they are not insured by the Federal Deposit Insurance Corporation (FDIC) or any other insurer or governmental agency.

Investing in our common stock involves risks, which are described from time to time in the periodic reports that we file with the Securities and Exchange Commission, which we have incorporated into this prospectus by reference.  See “Risk Factors” and “Documents Incorporated By Reference” on pages 2 and 3 hereof.

Neither the Securities and Exchange Commission, any state securities commission, nor any other regulatory or governmental body has approved or disapproved of these securities or determined if this prospectus is truthful or complete.  Any representation to the contrary is a criminal offense.

The date of this Prospectus is November 24, 2008

SUMMARY INFORMATION

All references in this prospectus to “FFKY”, “the Corporation”, “the Company”, “our company”, “we”, “us”, or “our” mean First Financial Service Corporation and, unless the context otherwise requires, its consolidated subsidiaries.

First Financial Service Corporation was incorporated in August 1989 under Kentucky law and became the holding company for First Federal Savings Bank of Elizabethtown (the “Bank”), effective on June 1, 1990. Since that date, we have engaged in no significant activity other than holding the stock of the Bank and directing, planning and coordinating its business activities. Accordingly, the information set forth in this prospectus or incorporated by reference, including financial statements and related data, relates primarily to the Bank and its subsidiaries. In 2004 we amended our articles of incorporation to change our name from First Federal Financial Corporation of Kentucky to First Financial Service Corporation. We are headquartered in Elizabethtown, Kentucky and were originally founded in 1923 as a state-chartered institution and became federally chartered in 1940. In 1987, we converted to a federally chartered savings bank and converted from mutual to stock form. We are a member of the Federal Home Loan Bank (FHLB) of Cincinnati and, since converting to a state charter in 2003, have been subject to regulation, examination and supervision by the Federal Deposit Insurance Corporation (FDIC) and the Kentucky Office of Financial Institutions. Our deposits are insured by the Deposit Insurance Fund administered by the FDIC.

RISK FACTORS

Our business is subject to significant risks.  There are risks and uncertainties involved with an investment in shares of our common stock.  You should carefully consider the risks and uncertainties described in this prospectus and the documents incorporated by reference herein, including the risks and uncertainties described in our consolidated financial statements and the notes to those financial statements and the risks and uncertainties described under the caption “Risk Factors” of our annual reports on Form 10-K and quarterly reports on Form 10-Q that we file with the Securities and Exchange Commission (the “SEC”).  If any of the risks and uncertainties described in this prospectus or the documents incorporated by reference herein actually occur, our business, financial condition and results of operations could be adversely affected in a material way.  This could cause the trading price of our common stock to decline, perhaps significantly, and you may lose part or all of your investment.

WHERE YOU CAN FIND MORE INFORMATION

This prospectus is a part of a registration statement on Form S-3 that we filed with the SEC under the Securities Act of 1933, as amended, registering the offer and sale of our common stock pursuant to our Dividend Reinvestment and Stock Purchase Plan.  This prospectus constitutes part of the registration statement.  This prospectus does not contain all the information set forth in the registration statement, certain parts of which are omitted in accordance with the rules and regulations of the SEC. For further information with respect to us and the securities offered by this prospectus, please refer to the registration statement, including the exhibits to the registration statement and the documents incorporated by reference.

In addition, we file annual, quarterly and current reports, proxy statements and other information with the SEC. Our SEC filings are available to the public over the Internet at the SEC web site at http://www.sec.gov. You may also read and copy any document we file with the SEC at its public reference room at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the operation of the public reference room.

DOCUMENTS INCORPORATED BY REFERENCE

We “incorporate by reference” into this prospectus the information we file with the SEC, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is an important part of this prospectus. Some information contained in this prospectus updates and supersedes the information incorporated by reference and some information that we file subsequently with the SEC will automatically update this prospectus.  This prospectus incorporates by reference the documents listed below (other than, in each case, documents or information deemed to have been furnished and not filed in accordance with SEC rules):

(a)	Our Annual Report on Form 10-K for the year ended December 31, 2007.

(b)	Our Quarterly Reports on Form 10-Q for the quarters ended March 31, June 30, and September 30, 2008.

(c)	Our Current Reports on Form 8-K filed March 19, April 14, May 9, May 23, June 30, August 25, and October 24, 2008.

(d)

The description of the rights agreement between First Financial Service Corporation and Illinois Stock Transfer Company dated April 15, 2003, contained in Exhibit 4 and 10 of our Current Report on Form 8-K dated April 17, 2003.

(e)

The description of our Common Stock contained in our registration statement on Form S-4, filed with the SEC on April 23, 1998, including any amendment or report filed for the purpose of updating such description.

We also incorporate by reference additional documents that we file with the SEC pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934 between the date of this prospectus and the termination of this offering.  Any statement contained in a document incorporated or deemed to be incorporated by reference in this prospectus shall be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in this prospectus, or in any other subsequently filed document that also is or is deemed to be incorporated by reference in this prospectus, modifies or supersedes such prior statement.  Any statement contained in this prospectus shall be deemed to be modified or superseded to the extent that a statement contained in a subsequently filed document that is or is deemed to be incorporated by reference in this prospectus modifies or supersedes such prior statement.  Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

You can obtain any of the documents incorporated by reference in this prospectus from us without charge, excluding any exhibits to those documents unless the exhibit is specifically incorporated by reference in the document.  You may obtain a copy of these documents by writing or telephoning us at the following address:

First Financial Service Corporation

2323 Ring Road

Elizabethtown, Kentucky 42701-5006

Telephone: (270) 765-2131

Attention: Investor Relations

You should rely only on the information incorporated by reference or contained in this prospectus.  We have not authorized anyone else to provide you with different information.  You should not assume that the information in this prospectus is accurate as of any date other than the date on the front of this prospectus.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

Statements in this prospectus, and the documents incorporated or deemed to be incorporated by reference herein, that are not statements of historical fact are forward-looking statements. We may make forward-looking statements in future filings with the SEC, in press releases, and in oral and written statements made by or with the approval of the Company. Forward-looking statements include, but are not limited to: (1) projections of revenues, income or loss, earnings or loss per share, capital structure and other financial items; (2) plans and objectives of the Company or its management or Board of Directors; (3) statements regarding future events, actions or economic performance; and (4) statements of assumptions underlying such statements. Words such as “estimate,” “strategy,” “believes,” “anticipates,” “expects,” “intends,” “plans,” “targeted,” and similar expressions are intended to identify forward-looking statements, but are not the exclusive means of identifying such statements.

Various risks and uncertainties may cause actual results to differ materially from those indicated by our forward-looking statements. In addition to those risks described under the caption “Risk Factors” of our annual reports on Form 10-K and our quarterly reports on Form 10-Q, the following factors could cause such differences: changes in general economic conditions and economic conditions in Kentucky and the markets we serve, any of which may affect, among other things, our level of non-performing assets, charge-offs, and provision for loan loss expense; changes in interest rates that may reduce interest margins and impact funding sources; changes in market rates and prices which may adversely impact the value of financial products including securities, loans and deposits; changes in tax laws, rules and regulations; various monetary and fiscal policies and regulations, including those determined by the Federal Reserve Board, the Federal Deposit Insurance Corporation (“FDIC”) and the Kentucky Office of Financial Institutions (“KOFI”); competition with other local and regional commercial banks, savings banks, credit unions and other non-bank financial institutions; our ability to grow core businesses; our ability to develop and introduce new banking-related products, services and enhancements and gain market acceptance of such products; and management’s ability to manage these and other risks.

Our forward-looking statements speak only as of the date on which they are made, and we undertake no obligation to update any forward-looking statement to reflect events or circumstances after the date of the statement to reflect the occurrence of unanticipated events.

FIRST FINANCIAL SERVICE CORPORATION

2323 Ring Road

Elizabethtown, Kentucky 42701

(270) 765-2131

DIVIDEND REINVESTMENT AND STOCK PURCHASE PLAN

(as amended and restated effective October 15, 2008)

Presented below are the provisions of the First Financial Service Corporation (“FFKY” or the “Company”) Dividend Reinvestment and Stock Purchase Plan, as amended and restated effective October 15, 2008 (the “Plan”).  Those holders of our common stock who do not participate in the Plan will continue to receive cash dividends, if and when declared.

The Plan offers you, as a stockholder, a convenient and economical way to increase your holdings of FFKY common stock by purchasing additional shares through Optional Cash Payments or through reinvestment of your dividends.  Shares will be either newly issued shares purchased directly from FFKY or shares purchased on the open market, or a combination of both.  When the Plan Administrator purchases newly issued shares directly from FFKY, FFKY will receive the proceeds, which it intends to use for general corporate purposes and to increase capital.  When the Plan Administrator purchases shares on the open market (as opposed to purchasing newly issued shares directly from FFKY), FFKY will not receive the proceeds.  FFKY has the option to issue new shares of common stock for all or a portion of the shares to be purchased on any purchase date or to direct the Plan Administrator to purchase all or a portion of the shares to be purchased on that purchase date on the open market.  The Plan is administered by Registrar and Transfer Company (“RTC” or the “Plan Administrator”).

Plan Benefits

•                  Optional direct cash investments for the purchase of additional shares of common stock without brokerage fees or commissions.

•                  Increased ownership of FFKY common stock each time a dividend is paid, regardless of your present level of ownership.

•                  Regular and convenient reinvestment of dividends without service charges or brokerage commissions.

•                  Complete utilization of dividends, since both full and fractional shares are credited to your account. Dividends on fractional shares are also reinvested.

•                  Simplified record keeping by means of a statement mailed to you after each investment.

Eligibility

Any registered owner of FFKY common stock is eligible to participate in the Plan.  If shares are held through a broker or in a nominee name and you want to participate, you may become a stockholder of record by having all or part of your shares transferred to your own name by your broker.

Cost

Participating stockholders pay no fees or commissions in connection with stock purchases.  Service charges and brokerage fees are paid by FFKY as long as you are enrolled in the Plan.  However, if you withdraw from the Plan and request that your shares be sold, you will pay a brokerage commission, liquidation or termination fee, and any applicable transfer tax.

How to Enroll

You may enroll in the Plan at any time by requesting an Authorization Card from the Plan Administrator.  When you receive the Card, sign and return it to the Plan Administrator.  Sign your name exactly as it appears on your Authorization Card. If the stock is owned jointly, each joint owner must sign the Authorization Card.  If your signed Authorization Card is received before the record date for a dividend, the Plan will go into effect for you with that payment.  The Card must be in proper order before participation is permitted. Stockholders who do not participate in the Plan will receive dividends, if and when declared, by check, as usual.

How the Plan Works

The Plan is designed to provide you with a convenient way to increase your holdings of FFKY common stock without paying brokerage commissions or service charges.

The Authorization Card authorizes the Plan Administrator, as your agent, to receive Optional Cash Payments as well as your cash dividends to purchase shares of FFKY common stock for you.

You will receive a detailed statement each time shares are purchased for you.  This statement will show the total shares credited to your Plan account, the amounts of any Optional Cash Payments, number of shares purchased, and the price per share.  The price is the average price of all shares purchased under the Plan in connection with a given dividend, including shares through an Optional Cash Payment.

As the number of shares you own grows, dividends are paid on the increased number of shares and are reinvested as long as you continue in the Plan.

Both fractional and whole shares bought under the Plan will normally be held by the Plan Administrator for participants without charge. However, certificates for full shares credited to your account will be delivered to you upon written request.

Optional Cash Payments

Once you have been enrolled in the Plan, you may begin to make Optional Cash Payments to your account for the purchase of additional stock.  The minimum amount for an Optional Cash Payment is $50, and you may invest any amount up to $5,000 per month for this purpose.  The purchase of shares through Optional Cash Payments is completely voluntary, and you do not have to send the same amount each time.  Optional Cash Payments must be received by RTC by the 25th of the month for investment on the first business day of the following month. In months in which a dividend is paid (normally January, April, July and October), investment of Optional Cash Payments will be made after the 1st, the Company’s normal dividend payment date, along with the reinvestment of cash dividends.  No interest will be paid on funds pending investment in stock.

A detachable form for use in making Optional Cash Payments will be attached to each Plan statement you receive.  If you do not have a Plan statement available, you may simply send your Optional Cash Payment to the Plan Administrator with a letter which contains your Plan account number, Taxpayer ID number (social security number), and the name(s) in which your stock is held.  The letter should instruct the Plan Administrator to purchase additional shares for your account.  Optional Cash Payments must be made by check in U.S. funds, payable to the order of “Registrar & Transfer Company.”

The Plan Administrator will purchase shares of FFKY common stock with any funds representing Optional Cash Payments held for investment on the first business day of each month, except in months in which dividends are paid by FFKY as previously noted, at the (i) market price of the stock on the date of purchase for purchases made on the open-market and/or (ii) the average closing price of FFKY Common Stock as reported on the NASDAQ Stock Market on the last five (5) trading days ending with, and including, the date of purchase, for purchases made directly from FFKY.

Participants should note that shares of stock received by RTC during the month prior to a dividend record date may not be invested in time to entitle such shares to the next dividend.

You may obtain a refund of any Optional Cash Payment if a written request for such a refund is received by RTC more than 48 hours prior to the next succeeding purchase date, which is usually the first business day of the month.

Additional information is available in the Terms and Conditions section beginning on page 7.

Fractional Shares

While you are a participant under the Plan, the entire amount of any dividend and any Optional Cash Payments will be used to purchase common shares, either in the open market or directly from FFKY, as directed by FFKY in its sole discretion.  If the amount is not equal to an exact number of full shares, a fraction of a share (calculated to three decimal places) will be credited to your account along with the full shares.  A fractional share participates proportionately in all subsequent dividends.

Voting Rights

For voting purposes, the number of shares, including fractional shares, held by you in the Plan will be combined with the number of shares held directly in your name.  The combined total will be shown on proxy cards sent to you.

Terminating the Plan

To discontinue participation in the Plan, you must give written notice of your request to discontinue to RTC.  To be effective on any given dividend payment date, the notice to discontinue must be received in good order at least 10 days prior to the record date for that dividend payment.

Upon termination, you will receive a certificate for the number of full shares credited to your Plan account and a check for any fractional shares, valued at the then current market price of FFKY common stock. If you desire, you may request that your full shares be sold upon termination of the account and the proceeds sent to you, less any applicable stock sale commissions, brokerage fees, transfer taxes, and handling charges.  RTC will also charge a termination fee, which is currently $10.00 for withdrawal from the Plan by a participant.

Income Tax Consequences

Generally, Plan participants have the same federal income tax obligations with respect to reinvested dividends as do stockholders who are not participants in the Plan.  Therefore, reinvested cash dividends will be treated for federal income tax purposes as having been received even though the participant does not actually receive them in cash but, instead, uses them to purchase additional shares under the Plan.

For purchases under the Plan, FFKY pays all service charges and brokerage fees. You should retain copies of your account statements to establish the cost basis of shares purchased under the plan.  This information will be important for tax purposes when you sell your stock.

The price at which RTC will be deemed to have acquired shares for your account under the Plan on the open-market will be the average price of all shares the Plan Administrator purchased for Plan participants on the open-market at the time it bought your shares.

The purchase price per share of any newly-issued shares purchased directly from FFKY through the Plan on any purchase date will be 100% of the fair market value of the shares as of the purchase date, which for this purpose will be the average closing price of FFKY Common Stock as reported on the NASDAQ Stock Market on the last five (5) trading days ending with, and including, the purchase date.

If both open market purchases and original issue purchases from FFKY are made from dividends and Optional Cash Payments, such combination of shares will be allocated to each individual’s account on a pro rata basis or otherwise at the discretion of FFKY.

FFKY reserves the right in its sole discretion to refuse to make any shares available for purchase under the Plan for any reason.  Shares acquired directly from FFKY will be purchased for a plan participant’s account as of the close of business on the purchase date.

You will need to know this information in order to compute taxable gains or losses if you sell your shares.  You should consult your personal tax advisor concerning the proper tax treatment of these amounts.

Questions About the Plan

Any notices, questions, or other communications regarding the Plan should be sent to the Plan Administrator.  Be sure to include a reference to First Financial Service Corporation and your Plan account number or include the top portion of your account statement with all correspondence.

Terms and Conditions

1.             Registrar and Transfer Company (“RTC”), acting as agent for each participant in the Dividend Reinvestment and Stock Purchase Plan (the “Plan”), will apply cash dividends which become payable to such participant on shares (including both certificated shares held in the owners’ names and shares accumulated under the Plan) of First Financial Service Corporation (“FFKY”) common stock.  Each participant may also make voluntary optional cash payments to the Plan in any amount up to $5,000 monthly, with a $50 minimum investment required, to be applied to the purchase of additional shares of stock for each participant.  Each optional cash payment by a participant must be made by check in U.S. funds, payable to the order of “Registrar & Transfer Company” with written advice that the remittance is being made for participation in the Plan.  These purchases may be of newly issued shares purchased directly from FFKY, or they may be made on any securities exchange where the shares are traded, or in the over-the-counter market, and may be subject to such terms of price, delivery, etc., as to which RTC may agree.  FFKY, in its sole direction, will decide whether or not to sell newly-issued shares to RTC.  Any optional cash payment will be refunded if a participant’s written request for a refund is received by RTC more than 48 hours prior to the dividend payment with which it would be otherwise invested, or the first business day of the following month in which it would otherwise be invested.

2.             For the purpose of making purchases, the Plan Administrator will commingle each participant’s funds with those of all other holders of FFKY common stock who are participants in the Plan.  The price per share of shares purchased for each participant’s account shall be the average price of all shares purchased with the funds available from that dividend and any optional cash payments being concurrently invested.  The Plan Administrator will hold the total shares purchased in the market or directly from FFKY for all participants in its name or the name of its nominee and will have no responsibility for the value of such shares after their purchase.

3.             The Plan Administrator will make every effort to invest all dividends and optional cash payments promptly after receipt of such payment, and in no event later than 30 days after such payment except where necessary under applicable Federal securities laws.

4.             A statement describing the cash dividends and optional cash payments received, the number of shares purchased, the price per share, and the total shares accumulated under the Plan will be mailed to each participant as soon as practicable after completion of each investment for the participant’s account.

5.             Each participant may obtain, without charge, a certificate or certificates for all or part of the full shares credited to the participant’s account at any time by making a request in writing.

6.             Participation in the Plan may be terminated by a participant at any time by written instructions to that effect.  To be effective on a dividend payment date, the notice to discontinue must be received by the Plan Administrator at least 10 days prior to the record date for that dividend.  RTC may terminate a participant’s participation in the Plan by mailing a written notice of termination to the participant at his or her address as it appears on RTC records. Upon termination, a participant will receive a certificate for the full shares credited to the participant’s account.  Fractional shares credited to a terminating account will be paid in cash at the then prevailing market price.

7.             Your unissued shares will be combined with your issued shares for voting purposes and one proxy will be sent to each stockholder.  Fractional shares will also be voted.

8.             Any stock dividends or split shares distributed by FFKY on unissued shares held by the Plan Administrator for a participant will be credited to the participant’s account.

9.             The fact that dividends are reinvested does not relieve participants of liability for income taxes that may be payable on such dividends.  Dividends paid on accumulated shares and the amount of brokerage commissions and service charges paid by FFKY on behalf of each participant, will be included in the annual information return to the Internal Revenue Service, and a copy of such return will be sent to the participant, or the information included therein will be shown on the participant’s final statement for the year.

10.           The Plan Administrator shall not be liable under the Plan for any act done in good faith or for any good faith omission to act including without limitation, any claims for liability, (1) arising out of failure to terminate a participant’s participation in the Plan upon the participant’s death prior to receipt of notice in writing of such death, and (2) with respect to the prices at which shares are purchased for participant accounts and the time such purchases are made.

11.           FFKY is authorized to select another nationally recognized firm to replace RTC as Plan Administrator if FFKY deems it necessary to do so.  FFKY may amend or supplement the terms and conditions of the Plan from time to time.  Participants will be notified prior to the effective date of such amendments and will be given the opportunity to withdraw from the Plan prior to the effectiveness of such amendments.

12.           The terms and conditions of the Plan shall be governed by the laws of the Commonwealth of Kentucky.

Stockholder Inquiries

RTC’s staff is available to help you with any questions or problems concerning the First Financial Service Corporation Dividend Reinvestment and Stock Purchase Plan. You may contact them by writing or calling:

Plan Administrator

Registrar and Transfer Company
PO Box 1727
10 Commerce Drive
Cranford, NJ 07016

Phone:  Toll Free: (800) 960-6552

Fax: (908) 272-9481

Website:  www.rtco.com

Questions regarding recent news releases, analyst reports, or financial information should be directed to the following address:

First Financial Service Corporation

Corporate Secretary

2323 Ring Road

Elizabethtown, KY  42701

Phone:  (800) 314-2265

Fax:  (502) 737-1353

USE OF PROCEEDS

The net proceeds from the sale of newly issued shares of common stock issued under the Plan will be used for general corporate purposes and to increase capital.  FFKY will not receive any proceeds if the Plan purchases the shares in the open market.

INDEMNIFICATION

The Corporation’s Articles of Incorporation provide that directors, officers and employees or agents of the Corporation will be indemnified against expenses actually and reasonably incurred by them if they are successful on the merits of a claim or proceeding.  Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers or persons controlling the registrant pursuant to the foregoing provisions, the registrant has been informed that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is therefore unenforceable.

LEGAL MATTERS

Certain legal matters with respect to the validity of the shares of common stock will be passed upon for us by Frost Brown Todd LLC, Louisville, Kentucky.

EXPERTS

The consolidated financial statements incorporated by reference into this prospectus and elsewhere in the registration statement of which this prospectus is a part have been incorporated by reference from the Registrant’s Annual Report on Form 10-K for the fiscal year ended December 31, 2007 in reliance upon the reports of Crowe Horwath LLP (formerly known as Crowe Chizek and Company LLC), independent registered public accountants, upon the authority of said firm as experts in accounting and auditing in giving said reports.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14. Other Expenses of Issuance and Distribution.

The following is a list of estimated expenses to be incurred by the Registrant in connection with the issuance and distribution of shares of common stock pursuant to the prospectus contained in this registration statement:

SEC Registration Fee	$175
Miscellaneous	$1,325
Printing Costs	$1,000
Legal Fees and Expenses	$5,000
Accounting Fees and Expenses	$2,500

Total	$10,000

Item 15. Indemnification of Directors and Officers.

Article XVIII of the Articles of Incorporation of the Corporation provides that directors, officers and employees or agents of the Corporation will be indemnified against expenses actually and reasonably incurred by them if they are successful on the merits of a claim or proceeding.   The text of Article XVIII is as follows:

ARTICLE XIV

Indemnification

(a)       Except as provided in subsection (b) hereof, the Corporation shall indemnify a director who is made a party to any threatened, pending, or completed action, suit or proceeding, whether civil, criminal, administrative, or investigative (“proceeding”), because he is or was a director against liability incurred in such proceeding if he conducted himself in good faith and he reasonably believed, (i) in the case of conduct in his official capacity with the Corporation, that his conduct was in the Corporation’s best interest and in all other cases, that his conduct was at least not opposed to its best interests; and (ii) in the case of any criminal proceeding, he had no reasonable cause to believe his conduct was unlawful.

The Corporation shall further indemnify any director and any officer who is not a director who was wholly successful, on the merits or otherwise, in the defense of any proceedings to which he was a party because he is or was a director of the Corporation against reasonable expenses incurred by him in connection with the proceeding.

(b)      The Corporation shall not indemnify a director in connection with a proceeding by or in the right of the Corporation in which the director was adjudged liable to the Corporation or in connection with any other proceeding charging improper personal benefit to him, whether or not involving action in his official capacity, in which he was adjudged liable on the basis that personal benefit was improperly received by him.

(c)       The Corporation may pay for or reimburse the reasonable expenses incurred by a director who is a party to a proceeding in advance of final disposition of the proceeding if (i) the director furnishes the Corporation a written affirmation of his good faith belief that he has met the standard of conduct set forth in subsection (a) hereof, (2) he provides the Corporation a written undertaking, executed personally or on his behalf, to repay the advance if it is ultimately determined that he is not entitled to indemnification, and (3) a determination is made that the facts then known to those making the determination would not preclude indemnification under this Article XVIII.

(d)      The Corporation may not indemnify a director hereunder unless authorized in the specific case after a determination has been made that indemnification of the director is permissible in the circumstances because he has met the standard set forth in subsection (a) hereof.  The determination shall be made:

(1)      By the board of directors by majority vote of a quorum consisting of directors not at the time parties to the proceeding;

(2)      If a quorum cannot be obtained under (1), by majority vote of a committee duly designated by the board of directors (in which designation directors who are parties may participate), consisting solely of two or more directors not at the time parties to the proceeding;

(3)      By independent special legal counsel;

(A)      Selected by the board of directors or its committee in the manner prescribed in paragraphs (1) or (2) of this subsection (d); or

(B)      If a quorum of the board of directors cannot be obtained under paragraph (1) and a committee cannot be designated under paragraph (2), selected by majority vote of the full board of directors (in which selection directors who are parties may participate); or

(4)      By the shareholders, but shares owned by or voted under the control of directors who are at the time parties to the proceeding may not be voted on the determination.

(e)       Authorization of indemnification and evaluation that indemnification is permissible shall be made in the same manner as the determination that indemnification is permissible, except that, if the determination is made by special legal counsel, authorization of indemnification and evaluation as to reasonableness of expenses shall be made by those entitled under paragraph (3) of subsection (d) hereof to select counsel.

(f)       The Corporation may indemnify and advance expenses to an officer, employee or agent of the Corporation who is not a director to the same extent as a director hereunder.

(g)      The Corporation may purchase and maintain insurance on behalf of an individual who is or was a director, officer, employee, or agent of the Corporation, or who, which a director, officer, employee, or agent of the Corporation, is or was serving at the request of the Corporation as a director, officer, partner, trustee, employee, or agent of another foreign or domestic corporation, partnership, joint venture, employee benefit plan, or other enterprise, against liability asserted against or incurred by him in that capacity or arising from his status as a director, officer, employee, or agent, whether or not the Corporation would have power to indemnify him against the same liability hereunder.

Generally, under KRS 271B.8-500 et seq., a corporation may indemnify an individual made a party to a proceeding because he is or was a director against liability incurred in the proceeding if (a) he conducted himself in good faith, and (b) he reasonably believed: in the case of conduct in his official capacity with the corporation, that his conduct was in its best interests; and in all other cases, that his conduct was at least not opposed to its best interests;  and (c) in the case of any criminal proceeding, he had no reasonable cause to believe his conduct was unlawful.

A corporation may not indemnify a director: (a) in connection with a proceeding by or in the right of the corporation in which the director was adjudged liable to the corporation; or (b) in connection with any other proceeding charging improper personal benefit to him, whether or not involving action in his official capacity, in which he was adjudged liable on the basis that personal benefit was improperly received by him.

Indemnification permitted in connection with a proceeding by or in the right of the corporation is limited to reasonable expenses incurred in connection with the proceeding.

Item 16. Exhibits.

Reference is made to the Exhibit Index, which immediately follows the signature pages to this registration statement.

Item 17. Undertakings.

(a)   The undersigned Registrant hereby undertakes:

(1)   To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

i.	To include any prospectus required by Section 10(a)(3) of the Securities Act;

ii.

To reflect in the prospectus any facts or events arising after the effective date of this registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this registration statement.  Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

iii.

To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement; provided, however, that paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) shall not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the registration statement, or that is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of this registration statement.

(2)   That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)   To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b)   The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant’s Annual Report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act ) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Elizabethtown, Commonwealth of Kentucky, on October 15, 2008.

FIRST FINANCIAL SERVICE CORPORATION
(Registrant)

By:	/s/ B. Keith Johnson
B. Keith Johnson
Chief Executive Officer

POWER OF ATTORNEY

Each person whose signature appears below hereby names, constitutes and appoints B. Keith Johnson and Gregory Schreacke, and each of them, as his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their or his substitute or substitutions, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the date indicated.

Signature	Title	Date

/s/ B. Keith Johnson	Chief Executive Officer and	October 15, 2008
B. Keith Johnson.	Director (Principal Executive Officer)

/s/ Gregory Schreacke	President	October 15, 2008
Gregory Schreacke

/s/ Steven M. Zagar	Chief Financial Officer	October 15, 2008
Steven M. Zagar	(Principal Accounting Officer)

/s/ Robert M. Brown	Director	October 15, 2008
Robert M. Brown

/s/ Diane E. Logsdon	Director	October 15, 2008
Diane E. Logsdon

/s/ J. Alton Rider	Director	October 15, 2008
J. Alton Rider

/s/ John L. Newcomb, Jr.	Director	October 15, 2008
John L. Newcomb, Jr.

/s/ Walter D. Huddleston	Director	October 15, 2008
Walter D. Huddleston

/s/ Michael Thomas	Director	October 15, 2008
Michael Thomas, DVM

/s/ J. Stephen Mouser	Director	October 15, 2008
J. Stephen Mouser

/s/ Gail L Schomp	Director	October 15, 2008
Gail L. Schomp

/s/ Donald Sheer	Director	October 15, 2008
Donald Sheer

EXHIBIT INDEX

Exhibit Number	Description of Exhibit
4.1	Amended and Restated Articles of Incorporation of the Registrant. Exhibit 3 to the Registrant’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2004 is hereby incorporated by reference

4.2	Amended and Restated Bylaws of the Registrant. Exhibit 3(b) to the Registrant’s Annual Report on Form 10-K for the year ended December 31, 2004 is hereby incorporated by reference

4.3

Rights Agreement between the Registrant and Illinois Stock Transfer Company dated April 15, 2003. Exhibit 4 and 10 of the Registrant’s Current Report on Form 8-K dated April 17, 2003 is hereby incorporated by reference.

4.4	Amended and Restated Dividend Reinvestment and Stock Purchase Plan. Set forth in full in the prospectus, to which reference is hereby made.

5	Opinion of Frost Brown Todd LLC*

23.1	Consent of Crowe Horwath LLP (formerly known as Crowe Chizek and Company LLC)*

23.2	Consent of Frost Brown Todd LLC (incorporated as part of Exhibit 5)*

24	Powers of Attorney (included on the signature page of this Registration Statement)*

*Filed herewith.